UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report

January 26, 2006

(Date of earliest event reported)

IVAX Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 North Miami Avenue Miami, Florida	33127
(Address of principal executive offices)	(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

As previously reported, on July 25, 2005, IVAX Corporation (“IVAX”), our approximately 74% stockholder, entered into a definitive Agreement and Plan of Merger with Teva Pharmaceutical Industries Limited (“Teva”), providing for, among other things, IVAX to be merged into a wholly-owned subsidiary of Teva for an aggregate purchase price of approximately $8.75 billion comprised of approximately $3.75 billion in cash and approximately $5.0 billion in Teva ADRs. On January 26, 2006, the merger was consummated and IVAX became a wholly-owned subsidiary of Teva. As a result of the merger, Teva now, directly or indirectly through a subsidiary, owns approximately 74% of the outstanding shares of our common stock. Teva has not made any filings with the Securities and Exchange Commission disclosing any arrangements or understandings between IVAX and Teva with respect to the election of our directors or other similar matters. As a result of the merger, however, Teva’s ownership of approximately 74% of the outstanding shares of our common stock provides it with the voting power to control the election of our directors and any other matter requiring the affirmative vote or consent of our stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVAX DIAGNOSTICS, INC.

By:	/s/ Giorgio D’Urso
Giorgio D’Urso,
Chief Executive Officer and President

Dated: February 1, 2006